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                                                                   Exhibit 10.15

                            FOURTH AMENDMENT TO LEASE

      This FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") of September 30, 2004 is executed by and between KS Parcel A, LLC as successor to Kendall Square, LLC ("Landlord") and Vertex Pharmaceuticals Incorporated ("Tenant").

      Reference is made to that certain lease dated January 18, 2001, as amended by First Amendment to Lease dated as of May 9, 2002, Confirmation of Commencement Date and Rentable Square Footage dated January 30, 2003, Second Amendment to Lease dated as of September 16, 2003, Third Amendment to Lease dated as of December 22, 2003, a certain letter agreement dated March 24, 2004 acknowledging agreement that, taking account of the Phase I Work Holiday Period the Phase I Work completion date is July 20, 2004, and a certain letter agreement dated September 17, 2004 extending the Phase I Work completion date to September 30, 2004 (as amended, the "Lease"), by and between Landlord and Tenant with respect to a portion of the Building on the Lot (as such terms are defined in the Lease) located in Cambridge, Massachusetts.

      Landlord and Tenant desire further to amend the terms of the Lease, to ratify and confirm the terms of the Lease as amended, and to confirm certain other matters, all as more particularly set forth below.

      NOW, THEREFORE, in consideration of the mutual promises and other matters herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. Each capitalized term which is used but not defined herein shall have the respective meaning ascribed thereto in the Lease.

      2. The last sentence of the next to last paragraph of Section 3.2.1 of the Lease, as previously amended by the Second Amendment, is deleted and the following is substituted in place thereof: "Tenant has completed certain of the Phase I Work as such Phase I Work is described in Attachment A to the Second Amendment to Lease (such completed Phase I Work being the "Phase IA Work" covered by a Certificate of Occupancy issued on July 19, 2004 by the City of Cambridge and provided to Landlord by Tenant on July 20, 2004) and the parties desire to acknowledge such completion, make provision for the commencement and completion of the remaining Phase I Work described below ("Phase IB Work") and make certain changes with respect to the Phase II Work, more particularly described below, and its timing. On or before November 5, 2004 Tenant shall submit Construction Documents for those portions of the Phase IB Work not previously approved by Landlord as well as for the Phase II Work for Landlord's approval under other provisions of the Lease, provided, however, that in the event the subtenant under the Momenta Sublease, as defined below, does not provide Tenant with construction plans on the date required for submission of such plans to Tenant under the Momenta Sublease, the date for submittal of Construction Documents for the Phase IB Work

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shall be extended one day for each day the subtenant submittal is delayed under the Momenta Sublease, such submittal, however, not to be later than November 19, 2004, shall thereafter diligently obtain applicable permits and commence construction and, subject to Sections 7.1 (h) and 10.6 hereof, shall (a) substantially complete the Phase IB Work on or before April 30, 2005, (b) substantially complete the Phase II Work on or before April 30, 2005, and (c) commence on or before October 1, 2005 and substantially complete all Tenant's Work as to the remainder of the Premises ("Phase III Work") within thirty-six
(36) months after the Commencement Date, all such improvements to be performed in accordance with Construction Documents approved by Landlord as provided for in the Lease, and to have a cost of approximately $18 million in the case of the combined Phase IA and IB Work and approximately $17 million in the aggregate for the Phase II and Phase III Work. The "Phase IB Work" consists of any remaining unfinished Phase I Work and includes, without limitation, those portions of the tenant build-out required to be performed by Tenant as sublandlord under a sublease with Momenta Pharmaceuticals, Inc as subtenant dated September 14, 2004 ("Momenta Sublease") consisting of approximately 44,000 rentable square feet on the fourth (4th) floor and 1,000 rentable square feet on the first (1st) floor as such areas are described in the Momenta Sublease. The "Phase II Work" consists of the remainder of the build out under the Momenta Sublease, all of the sixth (6th) floor of the building and such additional space on the first floor of the building as shall be necessary to build out seventy-five (75%) percent of the Premises under the Lease.

      3. Clause (h) of Section 7.1 of the Lease is deleted (up to but not including the parenthesis beginning with the words, "the foregoing events described in clauses (a) through (h)...") and the following is substituted in place thereof: "(h) due to any cause other than a Force Majeure Event, (i) if Tenant fails to make the Construction Documents submission to Landlord for the Phase IB Work or Phase II by the date set forth in the next to last paragraph of
Section 3.2.1 hereof or shall suspend or otherwise fail to diligently pursue the construction of any Tenant's Work or if Tenant shall fail to provide the Letters of Credit in the amounts, at the times and in the form required under a certain Agreement of Surety Indemnity between Tenant and The Lyme Timber Company, the surety furnishing the bond with respect to the Phase I, II and III Work, and any such default shall continue for thirty (30) days after written notice from Landlord to Tenant in any such case, or (ii) if Tenant fails to substantially complete the Phase IB Work or the Phase II Work by the respective dates pursuant to such next to last paragraph of Section 3.2.1 hereof and such completion failure shall continue for more than two (2) months in each case, or (iii) if Tenant fails to commence or to substantially complete the Phase III Work by the respective dates determined pursuant to such next to last paragraph of Section
3.2.1 and any such commencement failure shall continue for nine (9) months or completion failure shall continue for six (6) months in the case of Phase III Work, in each case after written notice from Landlord to Tenant,"

      4. As hereby amended, the Lease is ratified, confirmed and continued in effect.

      5. The parties acknowledge that within ten (10) business days following the execution of this Amendment, Tenant will increase the letter of credit furnished to Landlord in accordance with Sections 2.3, 4.1 and 10.11 of the Lease by $1,535,800 bringing the total thereof to $17,655,800, being the amount the parties agree is required under the Lease.

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      6. By execution below, the surety which has issued a bond pursuant to a certain Agreement of Surety Indemnity dated as of September 16, 2003 has consented to this Fourth Amendment, it being understood and agreed with said surety that except with respect to the underlying Lease obligations expressly modified by this Fourth Amendment, all other obligations with respect to said Agreement of Surety Indemnity, including without limitation the obligations to provide letters of credit in the amounts and at the times therein provided, are ratified, confirmed and continued in effect except as follows: wherever the words "Phase I Work" are used in such Agreement of Surety Indemnity, the same shall hereafter mean "Phase IA and Phase IB Work".

      Executed as of the date first written above.

LANDLORD:                                 TENANT:

KS PARCEL A, LLC                          VERTEX PHARMACEUTICALS
By:Kendall Square, LLC, its Manager       INCORPORATED
   By: Lyme Properties, LLC, its Manager

          By: /s/ David Clem              By: /s/ Kenneth S. Boger
              -----------------               ----------------------------
              Its Manager                     Name: Kenneth S. Boger
                                              Title: Senior VP & General Counsel

The undersigned surety under an Agreement of Surety Indemnity dated as of September 16, 2003 hereby consents to the foregoing Fourth Amendment to Lease.

The Lyme Timber Company, a New Hampshire limited partnership

By:   Woodland Management Associates, LLC, a
      New Hampshire limited liability company,
      its general partner

      By: /s/ David M. Roby
          ------------------
      David M. Roby, Manager

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